Exhibit j 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 110 constituting part of the Registration Statement on Form N-1A (the “Registration Statement”) of the MainStay Funds of our report dated February 17, 2012 relating to the consolidated financial statements of NYLIFE LLC and Subsidiaries, which appears in the Statement of Additional Information constituting part of the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 24, 2012